Exhibit 21.1

Subsidiaries of Revlon, Inc.
As of December 31, 2021

Domestic

Almay, Inc.	Charles Revson Inc.	Revlon Consumer Products Corporation
Art & Science, Ltd.	Creative Nail Design Inc.	Revlon Development Corp.
Bari Cosmetics, Ltd.	Cutex, Inc.	Revlon Finance LLC
Beautyge II, LLC.	DF Enterprises, Inc.	Revlon Government Sales, Inc.
Beautyge Brands USA Inc.	Elizabeth Arden (Financing), Inc.	Revlon International Corporation
Beautyge USA, Inc.	Elizabeth Arden International Holding, Inc.	Revlon Professional Holding Company LLC
BrandCo Almay 2020 LLC	Elizabeth Arden Investments, LLC	Revlon, Inc.
BrandCo Charlie 2020 LLC	Elizabeth Arden NM, LLC	RIROS Corporation
BrandCo CND 2020 LLC	Elizabeth Arden Travel Retail, Inc.	RIROS Group Inc.
BrandCo Curve 2020 LLC	Elizabeth Arden USC, LLC	RML, LLC
BrandCo Elizabeth Arden 2020 LLC	Elizabeth Arden, Inc.	Roux Laboratories, Inc.
BrandCo Girogio Beverly Hills 2020 LLC	FD Management, Inc.	Roux Properties Jacksonville, LLC
BrandCo Halston 2020 LLC	North America Revsale Inc.	SinfulColors, Inc.
BrandCo Jean Nate 2020 LLC	OPP Products, Inc.
BrandCo Mitchum 2020 LLC	PPI Two Corporation
BrandCo Multicultural Group 2020 LLC	RDEN Management, Inc.
BrandCo PS 2020 LLC	Realistic Roux Professional Products Inc
BrandCo White Shoulders 2020 LLC	Revlon (Puerto Rico) Inc.

Foreign

American Crew Dominicana, S.R.L.	Elizabeth Arden (France) S.A.	Revlon (Shanghai) Limited
Armour Farmaceutica de Colombia, S.A.	Elizabeth Arden (Netherlands) Holdings B.V.	Revlon (Suisse) S.A.
Baninvest Beauty Limited	Elizabeth Arden (Norway) AS	Revlon Australia Pty Limited
Beautyge I	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	Revlon B.V.
Beautyge Andina SA	Elizabeth Arden (Singapore) Pte. Ltd.	Revlon Beauty Products, S.L.
Beautyge Beauty Group, S.L	Elizabeth Arden (South Africa) (Proprietary) Ltd	Revlon Canada Inc.
Beautyge Brands France Holding, SAS	Elizabeth Arden (Sweden) AB	Revlon China Holdings Limited
Beautyge Denmark A/S	Elizabeth Arden (Switzerland) Holding S.a.r.L.	Revlon Holdings B.V.
Beautyge Fragrances Holdings Ltd.	Elizabeth Arden (UK) Ltd.	Revlon International Corporation - UK Branch
Beautyge France SAS	Elizabeth Arden Cosmeticos Do Brazil Ltda	Revlon K.K.
Beautyge Logistics Services, S.L.	Elizabeth Arden España S.L.	Revlon Manufacturing Ltd.
Beautyge Logistics Services, S.L. - French Branch	Elizabeth Arden GmbH	Revlon Manufacturing Ltd. - Taiwan Branch
Beautyge Netherlands B.V.	Elizabeth Arden International S.A.R.L.	Revlon Mauritius Ltd.
Beautyge Participations, S.L	Elizabeth Arden Korea Yuhan Hoesa	Revlon New Zealand Limited
Beautyge Portugal, Produtos Cosm. e Prof.	Elizabeth Arden Middle East FZCO	Revlon Offshore Limited
Beautyge Professional Limited (Ireland)	Elizabeth Arden Sea (HK) Ltd.	Revlon Overseas Corporation
Beautyge Sweden AB	Elizabeth Arden Sea Pte. Ltd.	Revlon Pension Trustee Company (U.K.) Limited
Beautyge, S.L.	Elizabeth Arden Trading B.V.	Revlon South Africa (Proprietary) Limited
Beauytge France SAS - Swiss Branch	Elizabeth Arden Trading B.V. - Taiwan Branch	Revlon Trading (Shanghai) Co. Ltd
Beauytge Germany GMBH	Européenne de Produits de Beauté, S.A.S.	Revlon, S.A. de C.V.
Beauytge Italy S.p.A.	New Revlon Argentina S.A.	RML Holdings L.P.
Beauytge Mexico SA de CV	Productos Cosmeticos de Revlon S.A.	SAS and Company Limited
Beauytge Rus, Closed Joint Stock Company	Professional Beauty Services S.A.	Shanghai Revstar Cosmetics Marketing Services Limited
CBBeauty Ltd	Professional Beauty Services S.A. - Belgium Branch	YAE Artistic Packings Industry Ltd.
Comercializadora Brendola, S.R.L.	Promethean Insurance Limited	YAE Press 2000 (1987) Ltd.
Elizabeth Arden (Canada) Limited	Revlon (Hong Kong) Limited
Elizabeth Arden (Denmark) ApS	Revlon (Israel) Limited